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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   Form 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported)      May 8, 2001

                              Waters Corporation
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                01-14010                            13-3668640
      (Commission File Number)           (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts                01757
(Address of Principal Executive Offices)            (Zip Code)

                                (508) 478-2000
             (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 9.  REGULATION FD DISCLOSURE

     The purpose of this Form 8-K is to advise with respect to, and provide directions to access, an investor presentation dated May 8, 2001, for informational purposes only. To view this presentation, connect to www.waters.com via the worldwide web and access the Corporate section. The presentation is under the Investor Presentation tab. The investor presentation provides an overview of the Company's products, markets, growth strategies, competitive advantage and financial performance. The financial performance expressed in graphical format has been updated with the 2001 results for the three months ended March 31, 2001. The presentation will be available on the Company's website through May 22, 2001 and removed at 9 a.m., Eastern Standard Time, on Wednesday, May 23, 2001.

     Certain statements contained in this presentation, including references to the Registrant's strategy and operating and financial profile, are forward-looking. These statements are subject to various risks and uncertainties, many of which are outside the control of the Registrant, including (i) changes in relevant portions of the analytical instrument marketplace as a result of economic or regulatory influences, (ii) general changes in the economy or marketplace including currency fluctuations, in particular with regard to the Eurocurrency, (iii) changes in the competitive marketplace, including new products or pricing changes by the Registrant's competitors,
     (iv) the ability of the Registrant to generate increased sales and profitability from new product introductions, as well as additional risk factors set forth in the Registrant's Form 10-K for its fiscal year ended December 31, 2000. Actual results could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Registrant may make, whether because of these factors or for other reasons. The Registrant does not assume any obligations to update any forward-looking statement.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WATERS CORPORATION



Dated:  May 8, 2001                     By:  /s/ Philip S. Taymor
                                             --------------------
                                        Name:  Philip S. Taymor
                                        Title: Senior Vice President and
                                               Chief Financial Officer